THIRD AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This Third Amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of August 28, 2017 by and between ETF Series Solutions, a Delaware statutory trust (the “Trust”), and Foreside Fund Services, LLC, a Delaware limited liability company (“Foreside”), is entered into as of February 17, 2020 (the “Amendment Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to remove the Pickens Morningstar Renewable Energy Response ETF and add the following series of the Trust: American Customer Satisfaction ETF, Brand Value ETF, and Reverse Cap Weighted U.S. Large Cap ETF; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2. Exhibit A to the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3. Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Amendment Date.

ETF SERIES SOLUTIONS                FORESIDE FUND SERVICES, LLC

By: /s/ Michael D. Barolsky                By: /s/ Mark Fairbanks

Name:    Michael D. Barolsky                Name:    Mark Fairbanks
Title:    Vice President                    Title: Vice President

EXHIBIT A

February 17, 2020

Point Bridge GOP Stock Tracker ETF
American Customer Satisfaction ETF
Brand Value ETF
Reverse Cap Weighted U.S. Large Cap ETF
Defiance Quantum ETF
Defiance Next Gen Connectivity ETF
Defiance Next Gen Food & Agriculture ETF
Defiance Next Gen Medical Innovation ETF*
Defiance Junior Cyber Security ETF*
Defiance Junior Cloud Computing and Big Data ETF*
Defiance Junior Biotechnology ETF*
Defiance Junior Applied AI ETF*
Defiance Encrypted Software Technologies ETF*

* Fund had not commenced operations as of the date of this Exhibit A